UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): December 10, 2008

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

100 Constellation Way
Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, Torch Royalty Company, Torch E&P Company and Constellation Energy Partners LLC (the “Company”) (collectively, the “Claimants”) filed an arbitration proceeding before Judicial Arbitration and Mediation Services against Wilmington Trust Company, as Trustee for the Torch Energy Royalty Trust (the “Trust”), and Capital One, NA, as successor to Hibernia National Bank, as Trustee for Torch Energy Louisiana Royalty Trust, in connection with a dispute, among other things, over whether the termination of a gas purchase contract on January 29, 2008 as a result of the termination of the Trust also terminated a sharing arrangement for purposes of calculating ongoing payments owed to the Trust which holds a non-operating net profits interest (the “NPI”) to which the majority of the properties of the Company located in the Robinson’s Bend Field in Alabama’s Black Warrior Basin are subject. Trust Venture Company, LLC (“Trust Venture”) was permitted to intervene in the arbitration proceeding. On July 18, 2008, the arbitration panel issued its final award (the “ Final Award”) which, among other things, found and concluded that the sharing arrangement and other pricing terms of the gas purchase contract will continue to control the amount owed to the holder of the NPI.

The Trust and Trust Venture filed a petition to vacate the Final Award (the “Petition to Vacate”) with the District Court of Harris County, Texas, 152nd Judicial District (the “District Court”) on October 16, 2008. The Claimants filed a motion to confirm the Final Award (the “Motion to Confirm”) with the District Court on November 5, 2008. On December 10, 2008, the District Court dismissed the Petition to Vacate and granted the Motion to Confirm, thus confirming the Final Award. The Company believes that any further appeal or request for other relief by the Trust and Trust Venture must be filed by January 9, 2009. The Company intends to wait until after such date to determine whether to lift the previously disclosed suspension of the quarterly cash distributions in respect of the Class D interests of the Company.

The Company has made certain statements in this Current Report on Form 8-K that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on the Company’s expectations, which reflect estimates and assumptions made by the Company’s management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors. Although the Company believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company’s control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this Current Report on Form 8-K, and the press release filed herewith, are not guarantees of future performance, and the Company cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in the Company’s Securities and Exchange Commission filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and the press release filed herewith. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: December 16, 2008	By:	/s/ Charles Ward
Charles Ward Chief Financial Officer